EXHIBIT 10.5

November 14, 2004

Perrigo Company
515 Eastern Avenue
Allegan, MI 49010

Re: Lock-Up of Perrigo Company Common Stock

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain common shares of Agis Industries (1983) Ltd. (“Company Shares”) or securities convertible into or exchangeable or exercisable for Company Shares. Pursuant to that certain Agreement and Plan of Merger dated as of the date hereof among Perrigo Company (“Buyer”), Perrigo Israel Opportunities Ltd. and Agis Industries (1983) Ltd. (the “Merger Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement) at the Effective Time, each Company Share owned by the undersigned as of the Effective Time shall automatically be converted into the right to receive the Merger Consideration. The undersigned recognizes that the Merger will be of benefit to the undersigned and all holders of Company Shares. The undersigned acknowledges that Buyer is relying on the representations and agreements of the undersigned contained in this agreement in entering into the Merger Agreement with Agis Industries (1983) Ltd. and Perrigo Israel Opportunities Ltd. and consummating the transactions contemplated thereby. The undersigned represents and warrants to the Buyer that (i) he has the requisite legal capacity to execute and deliver this agreement and to perform his obligations hereunder; (ii) this agreement has been duly executed and delivered by the undersigned and upon its execution and delivery by all parties hereto, will constitute the valid and legally binding obligations of the undersigned, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies; and (iii) no other action is required on the part of the undersigned in connection with the execution, delivery or performance of this agreement.

     1.           Lock-Up. In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of Buyer, the undersigned will not, and will cause any spouse or family member of the spouse or the undersigned living in the undersigned’s household not to, (a) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any shares of the Buyer Common Stock, received by the undersigned in the Merger (the “Buyer Securities”) owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), (b) publicly announce an intention to do any of the foregoing, or (c) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Buyer Securities owned either of record or beneficially (as defined in Rule 13-d under the Exchange Act) by the undersigned (or such spouse or family member), whether any such swap or transaction is to be settled by delivery of Buyer Common Stock or other securities, in cash or otherwise (each of (a), (b) and (c), individually or collectively, is referred to herein as a “Disposition”), for a period commencing on the Closing Date and ending on the second anniversary of the Closing Date. For a period commencing on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date, the undersigned hereby agrees to make no Disposition of more than 50% of the Buyer Securities owned either of record or beneficially (as defined in Rule 13-d under the Exchange Act) by the undersigned (or such spouse or family member), and will cause any spouse or family member of the spouse or the undersigned living in the undersigned’s household not to make any such Disposition.

     2.           Exceptions to Restriction on Disposition. The restrictions on Dispositions set forth in Section 1 shall not apply to Dispositions of Buyer Securities to a family member, trust or other entity made solely for estate or tax planning purposes, provided that any such Disposition shall be conditioned upon each such transferee executing and delivering a lock-up letter agreement with Buyer in form and substance substantially similar to this agreement.

     3.           Stop Transfer. The undersigned also agrees and consents to the entry of stop transfer instructions, substantially in the form attached as Exhibit A hereto, with Buyer’s transfer agent and registrar against the transfer of Buyer Securities held by the undersigned, if such transfer would constitute a violation or breach of this agreement.

     4.           Registration Rights. The undersigned waives any registration rights relating to registration under the Exchange Act of any Buyer Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Form S-4 Registration Statement, for a period commencing on the Closing Date and continuing through the close of trading on the date that is the second anniversary of the Closing Date, except as otherwise set forth in the Registration Rights Agreement between Buyer and the undersigned, dated as of the date hereof (the “Registration Rights Agreement”).

     5.           Termination. If the undersigned’s employment with Buyer is terminated (either by Buyer without Cause or by the undersigned for Good Reason (as each is defined in that certain Employment Agreement between the Buyer and undersigned dated as of the date hereof) or as a result of undersigned’s death or disability), undersigned (or his estate or guardian, as applicable) shall have the right to terminate this agreement upon the earlier of (a) the two year anniversary of the Closing Date or (b) the six month anniversary of such termination of employment. If the undersigned elects to terminate this agreement pursuant to this Section 5, the undersigned will (x) immediately tender his resignation from the Board of Directors of Buyer and (y) have only those registration rights set forth in the Registration Rights Agreement.

     6.           Condition to Effectiveness. Notwithstanding anything in this agreement to the contrary, this agreement shall not be effective until the Effective Time. In the event the Effective Time does not occur, this agreement shall not be valid, binding and enforceable against any of the parties hereto.

[Signature Page to Follow]

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

/s/ Moshe Arkin
Name:	Moshe Arkin

ACKNOWLEDGED AND AGREED: PERRIGO COMPANY
By:	/s/ David T. Gibbons
	Name:	David T. Gibbons
	Title:	Chairman, President and Chief Executive Officer

PERRIGO ISRAEL OPPORTUNITIES LTD.
By:	Todd W. Kingma
	Name:	Todd W. Kingma
	Title:	Secretary

[Signature Page to Lock-Up Agreement]